Exhibit 99.1

xG Technology Reports Third Quarter 2017 Results and Conference Call

SARASOTA, FL—November 14, 2017 —xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, announced its third quarter 2017 results. All results are reported in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles (GAAP), except as otherwise indicated below. Management will hold a conference call to discuss the results on Wednesday, November 15, 2017, at 5:00 p.m. Eastern Time. (details below).

Key Recent Accomplishments by xG Businesses

•	Received an order from a leading Middle East sports broadcast organization for wireless video systems capable of supporting demanding open water-based sports competitions.

•	Received orders worth approximately $1 million for HCAM HEVC (High Efficiency Video Coding) 4K Wireless Camera Systems for deployment in China.

•	Received orders for specialized microwave communications equipment to be used in airborne surveillance and law enforcement operations by a police force in Africa.

•	Entered into an agreement with Panasonic System Solutions Europe to collaborate on projects to bring Vislink’s proven video communications technology to the rail industry.

•	Received orders valued at approximately $200,000 for HD airborne video downlink system (AVDS) equipment from a Northern California county law enforcement agency.

•	Introduced the MicroLite 2 ultra-compact COFDM wireless video transmitter for capturing live video for Electronic Newsgathering, sports and entertainment applications.

•	Received a $360,000 order from a prominent U.S. television station for the NewStream comprehensive mobile broadcast transmission solution.

•	Received an order worth $400,000 for 4K UHD HCAM wireless camera systems from Broadcast RF (“BRF”), a leading hire company for microwave and wireless camera hardware. The order brings BRF’s total investment in Vislink HEVC wireless camera technology to over $1,000,0000 in the last six months. This additional investment makes BRF the current largest single holder of HCAM systems in the world with 28 systems.

•	The IMT-Vislink Newsnet™ Solution was recognized by the Society of Broadcast Engineers (SBE) with its 2017 Technology Award.

George Schmitt, CEO and Chairman of the Board of xG Technology, said, “During the third quarter, our businesses continued to solidify their positions as leading providers of wireless video solutions for electronic news gathering, sports and entertainment, and law enforcement applications. Our third quarter revenues were negatively impacted by delays in the receipt of key components for several of our new products, for which we have received significant pre-orders. While this resulted in over $2 million in orders not being shipped in the period, it has upwardly revised our Q4 2017 revenue forecast to approximately $20 million, which would be a record for the Company. This puts us in range for achieving our previous revenue guidance of approximately $55 million for calendar year 2017, with positive adjusted EBITDA for the year.”

Roger Branton, CFO and co-founder of xG Technology, said, “We are pleased to report that we had record third quarter revenue of $10.2 million and a record $33.7 million for the nine months ending September 30, 2017. An adverse movement in the British Pound to US Dollar exchange rate reduced revenues by approximately $188,000, otherwise revenue was $10.4 million for the quarter. We ended the nine months September 30, 2017 with $4.7 million in cash, positive adjusted cash flow from operations and a continued improvement in working capital.”

Mr. Branton continued, “Our year to date results include significant one-time charges related to purchase price amortization, acquisition related expenses and restructuring expenses. When these are excluded from our results, we reported positive net income of $13 million and earnings before interest, taxes, depreciation and amortization of $15.1 million.”

GAAP RESULTS

•	Gross margins were 50.2% of revenue in the third quarter 2017, compared to 49.3% of revenue in the third quarter of 2016. (Excluding one-time purchase price amortization charges, gross margins were 60.0% for the third quarter 2017, which was consistent with our current product mix. Please see further explanation in Non-GAAP Results below).

•	Revenues for the three months and nine months ended September 30, 2017 were $10.2 million and $33.7 million, compared to $1.9 million and $4.5 million in the corresponding periods in 2016.

•	For the three and nine months ended September 30, 2017, the Company had a net loss of $5.5 million and net income of $1.7 million, respectively. This compares to net losses of $3.1 million and $11.7 million for the three and nine months ended September 30, 2016.

•	Net loss attributable to common shareholders was $5.5 million, or $(0.43) per share in the third quarter of 2017 compared to a net loss of $3.1 million, or $(1.98) per share in the third quarter of 2016. Net income attributable to common shareholders was $1.7 million, or $0.15 per share for the nine months ended September 30, 2017 compared to a net loss of $13.6 million, or $(16.91) per share for the nine months ended September 30, 2016.

•	xG ended third quarter 2017 with $4.7 million in cash compared to $9.1 million at December 31, 2016 and $4.7 million at the end of the second quarter of 2017.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a negative $4.3 million and a positive $5.6 million for the three and nine months ended September 30, 2017.

NON-GAAP RESULTS

•	Gross margins were 60.0% of revenue in the third quarter 2017, compared to 49.3% of revenue in the third quarter of 2016.

•	Revenues for the three and nine months ended September 30, 2017 were $10.4 million and $35 million compared to $1.9 million and $4.5 million in the corresponding periods in 2016.

•	For the three and nine months ended September 30, 2017, the Company had a net loss of $2.5 million in the third quarter and net income of $12.9 million for the nine months ended September 30, 2017. This compares to net losses of $3.1 million and $13.6 million for the three and nine months ended September 30, 2016, respectively.

•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was a negative $1.9 million and a positive $15.2 million for the three and nine months ended September 30, 2017, respectively.

NON-GAAP FINANCIAL MEASURES

We disclose non-GAAP financial measures as we believe they provide useful information on actual operating performance. Readers are cautioned that non-GAAP financial measures do not have any standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to similar measures presented by other companies.

Non-GAAP gross margin excludes the impact of purchase price amortization on the step up of assets as a result of the bargain purchase gain and the impact of foreign exchange gains or losses.

Non-GAAP income (loss) from operations excludes the impact of purchase price amortization related to the Vislink acquisition, acquisition-related expenses and restructuring expenses.

We use the above-noted non-GAAP financial measures for planning purposes and to allow us to assess the performance of our business before including the impacts of the items noted above as they affect the comparability of our financial results. These non-GAAP measures are reviewed regularly by management and the Board of Directors as part of the ongoing internal assessment of our operating performance. Adjusted EBITDA is defined as net income (loss) plus purchase price amortization, acquisition-related expense, restructuring expense, depreciation and amortization, foreign exchange gains or losses and interest expense.

Adjusted EBITDA is a metric used by investors and analysts for valuation purposes and we believe that it is an important indicator of our operating performance.

Financial Results Conference Call

xG management will hold a conference call to discuss xG’s Q3 2017 results on Wednesday, November 15, 2017, at 5:00 p.m. Eastern Time. To participate in the conference call, please call 1-844-825-9789 (toll free) or 1-412-317-5169 (international call-in) and ask to join the xG Technology call. The call will also be simultaneously webcast. Listeners can access the webcast live through the company's website at http://www.xgtechnology.com/about-xg-technology/investor-information/. For those who cannot participate in the call, an audio replay will be available on xG’s website.

About xG Technology, Inc.

xG Technology’s brands provide wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. xG’s brand portfolio includes Integrated Microwave Technologies (IMT), Vislink, and xMax.

IMT has pioneered advanced digital microwave systems and is a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. Their products are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com. Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video, and serves broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. It was designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations, making it ideal for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/system-overview/. In addition to the above business lines, xG has a dedicated Federal Sector Group (xG Federal) focused on providing next-generation spectrum sharing solutions to national defense, scientific research and other federal organizations. Additional information about xG Federal can be found at http://www.xgtechnology.com/technology/xg-federal/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

FOR MORE INFORMATION

xG Technology:
Daniel Carpini
941-953-9035
daniel.carpini@xgtechnology.com

xG TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT PER SHARE DATA)

	September 30, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets
Cash	$4,713	$9,054
Accounts receivable, net	7,619	1,369
Inventories, net	19,049	2,722
Prepaid expenses and other current assets	2,077	111
Total current assets	33,458	13,256
Property and equipment, net	3,746	771
Intangible assets, net	7,566	5,872
Total assets	$44,770	$19,899
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,092	$1,606
Accrued expenses	2,566	1,813
Accrued interest	87	269
Due to related parties	1,368	96
Deferred revenue and customer deposits	168	186
Obligation under capital leases	30	58
Derivative liabilities	1,365	1,183
Total current liabilities	14,676	5,211
Long-term obligation under capital leases, net of current portion	34	49
Convertible note payable	2,000	2,000
Total liabilities	16,710	7,260
Commitments and contingencies
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of September 30, 2017 and December 31, 2016; 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, – $0.00001 par value, 100,000,000 shares authorized, 14,202,822 and 7,606,518 shares issued and 14,202,820 and 7,606,516 shares outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—
Additional paid in capital	235,190	221,960
Accumulated other comprehensive income	462	—
Treasury stock, at cost – 2 shares at September 30, 2017 and December 31, 2016, respectively	(22)	(22)
Accumulated deficit	(207,570)	(209,299)
Total stockholders’ equity	28,060	12,639
Total liabilities and stockholders' equity	$44,770	$19,899

The accompanying notes are an integral part of these condensed consolidated financial statements.

xG TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$10,158	$1,913	$33,711	$4,497
Cost of revenue and operating expenses
Cost of components and personnel	5,050	970	20,316	2,210
Inventory valuation adjustments	355	80	431	192
General and administrative expenses	6,359	2,260	19,348	6,671
Research and development expenses	2,758	1,424	7,143	4,627
Amortization and depreciation	1,128	1,254	3,260	4,118
Total cost of revenue and operating expenses	15,650	5,988	50,498	17,818
Loss from operations	(5,492)	(4,075)	(16,787)	(13,321)
Other income (expense)
Changes in fair value of derivative liabilities	8	2,566	(182)	1,305
Offering expenses	—	(526)	—	(684)
Gain on bargain purchase	—	—	15,530	2,749
Gain on debt and payables extinguishments	12	—	3,999	—
Other expense	—	(924)	(250)	(981)
Interest expense, net	(50)	(147)	(581)	(818)
Total other income (expense)	(30)	969	18,516	1,571
Net income (loss)	$(5,522)	$(3,106)	$1,729	$(11,750)
Dividends and deemed dividends	—	—	—	(1,808)
Net income (loss) attributable to common stockholders	$(5,522)	$(3,106)	$1,729	$(13,558)

Basic earnings (loss) per share	$(0.43)	$(1.98)	$0.15	$(16.91)

Diluted earnings (loss) per share	$(0.43)	$(1.98)	$0.15	$(16.91)

Weighted average number of shares outstanding:

Basic	12,845	1,570	11,290	802

Diluted	12,845	1,570	11,290	802

Comprehensive income (loss)
Net income (loss)	$(5,522)	$(3,106)	$1,729	$(13,558)
Unrealized gain on currency translation adjustment	114	—	462	—

Comprehensive income (loss)	$(5,408)	$(3,106)	$2,191	$(13,558)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

Our financial statements are prepared in accordance with US GAAP on a basis consistent for all periods presented. In addition to results reported in accordance with US GAAP, we use non-GAAP financial measures as supplemental indicators of our operating performance. We disclose non-GAAP measures as we believe that these measures provide better information on actual operating results.

Readers are cautioned that non-GAAP financial measures do not have any standardized meaning prescribed by US GAAP and therefore may not be comparable to similar measures presented by other companies.

xG TECHNOLOGY, INC.

Q3 2017 RECONCILIATION OF GAAP to NON-GAAP RESULTS

		Purchase	Acquisition		Non
	GAAP	Price	Related,	Foreign	GAAP
In thousands of US$	Q3	Amortization	Restructuring	Exchange	Q3
Revenue	$10,158			$188	$10,346
Cost of revenue and operating expenses
Cost of components and personnel	5,050	(957)			4,093
Inventory valuation adjustments	355				355
General and administrative expenses	6,359		(842)		5,517
Research and development expenses	2,758		(410)		2,348
Amortization and depreciation	1,128	(573)	-	-	555
Total cost of revenue and operating expenses	15,650	(1,530)	(1,252)	-	12,868
Income (loss) from operations	(5,492)	1,530	1,252	188	(2,522)
Other income (expense)
Changes in fair value of derivative liabilities	8				8
Gain on bargain purchase	-				-
Gain on debt & payables extinguishments	12				12
Other expense	-				-
Interest expense, net	(50)	-	-	-	(50)
Total other income	(30)	-	-	-	(30)
Net income (loss)	$(5,522)	$1,530	$1,252	$188	$(2,552)
EBITDA	$(4,344)	$957	$1,252	$188	$(1,947)

(Earnings before interest, taxes, depreciation & amortization)

xG TECHNOLOGY, INC.

2017 YEAR TO DATE RECONCILIATION OF GAAP to NON-GAAP RESULTS

		Purchase	Acquisition		Non
	GAAP	Price	Related,	Foreign	GAAP
In thousands of US$	YTD Q3	Amortization	Restructuring	Exchange	YTD Q3
Revenue	$33,711			$959	$34,670
Cost of revenue and operating expenses
Cost of components and personnel	20,316	(2,533)			17,783
Inventory valuation adjustments	431				431
General and administrative expenses	19,348		(4,853)		14,495
Research and development expenses	7,143		(992)		6,151
Amortization and depreciation	3,260	(1,648)	-	-	1,612
Total cost of revenue and operating expenses	50,498	(4,181)	(5,845)	-	40,472
Income (loss) from operations	(16,787)	4,181	5,845	959	(5,802)
Other income (expense)
Changes in fair value of derivative liabilities	(182)				(182)
Gain on bargain purchase	15,530				15,530
Gain on debt & payables extinguishments	3,999				3,999
Other expense	(250)		250		-
Interest expense, net	(581)	-	-	-	(581)
Total other income	18,516	-	250	-	18,766
Net income	$1,729	$4,181	$6,095	$959	$12,964
EBITDA	$5,570	$2,533	$6,095	$959	$15,157

(Earnings before interest, taxes, depreciation & amortization)